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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              HANOVER DIRECT, INC.


                  It is hereby certified that:

                  1. The present name of the corporation (hereinafter called the "Corporation") is Hanover Direct, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is April 15, 1993.

                  2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation, as heretofore amended, by increasing the total number of shares of all classes of stock which the Corporation shall have authority to issue to 225,000,000.

                  3. The text of the Certificate of Incorporation, as amended hereby, is restated to read as herein set forth in full:

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") is Hanover Direct, Inc.

                  SECOND: The Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business and purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000 shares, of which 40,000 shares shall be class B 8% cumulative preferred stock, par value $.01 per share and stated value of $1,000 per share (the "Class B Preferred"), 861,900 shares shall be shares of 7.5% cumulative convertible preferred stock, par value $.01 and stated value of $20.00 per share (the "7.5% Preferred"), 5,000,000 shares shall be shares of additional preferred stock, par value $.01 per share (the "Additional Preferred Stock"), 206,827,597 shares shall be shares of common stock, par value $.66-2/3 per share (the "Common Stock"), and 12,270,503 shares shall be shares of class B common stock, par value $.01 per share (the "Class B Common Stock").


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                  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class of shares of the Corporation which are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation to fix by resolution or resolutions certain designations and powers, preferences and rights of such shares, and the qualifications, limitations or restrictions thereof, are as follows:

                  1. Class B Preferred.

                  (a) Dividends. The holders of record of shares of the Class B Preferred shall be entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of 8% of the stated value per annum. Dividends on the Class B Preferred shall commence to accrue on March 18, 1993, and shall accrue cumulatively on a daily basis whether or not earned or expressly declared by the Board of Directors. Until June 30, 1993, all such dividends shall be payable in cash or in Common Stock at the option of the Corporation (an "8% Stock Dividend"). From July 1, 1993 through December 31, 1996, all such dividends shall be payable in cash or in Common Stock upon the written request of the holders of record of 51% of the shares of the Class B Preferred delivered to the Corporation within 20 days after service of written notice by the Corporation upon the holders of the Class B Preferred of the record date for such dividend. From January 1, 1997, all such dividends shall be payable in cash only. If any dividend is paid in Common Stock, (i) no fractional shares shall be issued, but a cash payment in an amount equal to the value of such fractional share shall be made in lieu thereof, and (ii) such stock shall be valued at the average per-share closing price (regular way) for a round lot of the Common Stock during the 20 consecutive trading days immediately preceding the date on which the dividend is paid if such stock is listed for trading on the American Stock Exchange, the New York Stock Exchange or the National Association of Securities Dealers, Inc. National Market System (if not so listed, the stock shall be valued by an appraiser selected by mutual agreement of the parties, or, if they cannot agree, selected by the American Arbitration Association); provided, however, that, for this purpose, the Common Stock shall never be valued at less than $2.00 or more than $5.00 per share. In case the Corporation shall have taken any of the steps described in Section 2(g)(i) of this Article FOURTH, then such dollar amount per share shall be adjusted to equal (x) such dollar amount per share multiplied by the number of shares of Common Stock to which the holder would have been entitled upon exchange immediately prior to the taking of such step divided by (y) the number of shares of Common Stock to which the holder shall be entitled upon exchange immediately after the taking of any such step.

                  Dividends on the Class B Preferred shall be payable each year in equal semi-annual installments on the 23rd day of September and March (the "8% Dividend Payment Dates") when and as declared by the Board of Directors to holders of record as they appear on the records of the Corporation on such respective dates (not exceeding 60 days preceding such 8% Dividend Payment Dates) as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared by the Board and paid at any time out of funds legally available therefor, without reference to any regular 8% Dividend Payment Date, to holders of record on such date (not exceeding 60 days preceding the payment date thereof) as may be fixed by the

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Board of Directors. Dividends payable on the Class B Preferred shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  No dividends shall be declared or paid or set aside for payment or distribution on any stock or warrants of the Corporation (other than the 7.5% Preferred) for any period unless full cumulative dividends through and including the most recent 8% Dividend Payment Date in respect of the Class B Preferred have been or contemporaneously are declared and either paid in cash or Common Stock or a sum of money (or shares) sufficient for payment has been set apart therefor. Additionally, commencing June 30, 1993, no Common Stock or other stock of the Corporation (other than the 7.5% Preferred) or securities of the Corporation convertible or exchangeable into Common Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation.

                  (b) Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of each share of the then outstanding Class B Preferred shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, before any payments or distributions are made to, or set aside for, the holders of the Common Stock or any other equity security of the Corporation other than the holders of the then outstanding 7.5% Preferred, an amount equal to the sum of (x) $710.14 and (y) all cumulative dividends accrued on such share of Class B Preferred since April 7, 1992 which have not been paid. If the assets of the Corporation are insufficient to pay such amounts in full, then the entire assets of the Corporation shall be distributed pro rata to the holders of shares of the Class B Preferred.

                  (c) Voting Rights. The holders of shares of Class B Preferred shall not be entitled to any voting rights, except as hereinafter provided or as otherwise required by law.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of the Class B Preferred at the time outstanding, given in person or by proxy either in writing or by a vote at a meeting called for such purpose at which the holders of such shares shall vote as a separate class without regard to shares of any other class or series, shall be necessary for (i) the creation by the Corporation of any series or class of preferred stock of the Corporation which is on a parity with the Class B Preferred as to dividends or upon liquidation, dissolution or winding-up or which provides that any shares of such preferred stock of the Corporation be mandatorily redeemed on the redemption of the Class B Preferred, (ii) the Corporation to increase the number of authorized shares of the Class B Preferred, and (iii) the Corporation directly or indirectly to redeem, purchase or otherwise acquire for value any preferred stock of any series, or stock of any other class, ranking, as to dividends or on liquidation, dissolution or winding up, junior to the Class B Preferred.


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                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Class B Preferred at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of such shares shall vote as a separate class without regard to any shares of any other class or series, shall be necessary for (i) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any amendatory certificate thereto so as to amend the rights, preferences, privileges or voting power of shares of the Class B Preferred and (ii) authorizing or increasing the authorized amount of any class of stock, or establishing or designating any series of stock, or the issuing or selling of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock of the Corporation, if, in any such case, such class or series of stock ranks prior to the Class B Preferred as to dividends or distribution of assets upon liquidation, dissolution or winding up or which provides that any shares of such class or series of stock be mandatorily redeemed prior to the redemption of the Class B Preferred.

                  (d) Redemption of the Class B Preferred. The Corporation shall have the right to redeem the Class B Preferred at any time and from time to time after December 31, 1996 at the liquidation value of such shares payable in cash together with any accrued but unpaid dividends accrued on the Class B Preferred since March 18, 1993, which have not been paid. In the event the Corporation shall redeem the Class B Preferred, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the Class B Preferred to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state (i) the Redemption Date, (ii) the redemption price (including accrued but unpaid dividends), (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (iv) that dividends on the shares to be redeemed will cease to accrue on the day following the Redemption Date unless the Corporation defaults in making such payment.

                  Upon the Redemption Date, the holders of the Class B Preferred shares which are to be redeemed (the "Redemption Shares") shall deliver certificates for their shares to the Corporation against payment of the redemption price. Unless the Corporation shall default in the making of such payment, dividends shall cease to accrue on the Redemption Shares on the day following the Redemption Date whether or not the certificates therefor are delivered to the Corporation. During any period in which any shares of the 7.5% Preferred are then outstanding, the Corporation shall not redeem any shares of the Class B Preferred unless simultaneously therewith or prior thereto, it redeems that number of shares of 7.5% Preferred at the consideration provided for in Section 2(h) of this Article FOURTH, such that the aggregate consideration paid by the Corporation for the shares of Class B Preferred to be redeemed by it, pursuant to this Section 1(d), is no greater than the aggregate consideration paid or to be paid by the Corporation for the redemption of shares of 7.5% Preferred (unless the shares of 7.5%

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Preferred redeemed by the Corporation constitute all of the then outstanding shares of 7.5% Preferred).

                  2. 7.5% Preferred.

                  (a) Dividends. The holders of record of shares of the 7.5% Preferred shall be entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of 7.5% of the stated value per annum. Dividends on the 7.5% Preferred shall commence to accrue on March 18, 1993, and shall accrue cumulatively on a daily basis whether or not earned or expressly declared by the Board of Directors. For one 360-day year from September 23, 1992, at the option of the Corporation, the dividends may be paid in shares of 7.5% Preferred (a "7.5% Stock Dividend"); provided, however, that the Corporation shall not declare or pay a 7.5% Stock Dividend during any period with respect to which dividends on the Class B Preferred shall have been paid in cash; and provided further, however, that no fractional shares shall be issued, but a cash payment in an amount equal to the value of such fractional share shall be made in lieu thereof. At all times thereafter, as well as during any period in which the Corporation is prohibited (pursuant to the provisions of the preceding sentence) from declaring or paying a 7.5% Stock Dividend, all dividends shall be payable in cash only. If any dividend is paid in 7.5% Preferred, such stock shall be valued at its stated value.

                  Dividends on the 7.5% Preferred shall be payable each year in equal semi-annual installments on the 23rd day of March and September (the "7.5% Dividend Payment Dates") when and as declared by the Board of Directors to holders of record as they appear on the records of the Corporation on such respective dates (not exceeding 60 days preceding such 7.5% Dividend Payment Dates) as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared by the Board and paid at any time out of funds legally available therefor, without reference to any regular 7.5% Dividend Payment Date, to holders of record on such date (not exceeding 60 days preceding the payment date thereof) as may be fixed by the Board of Directors. Dividends payable on the 7.5% Preferred shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  No payments shall be declared or paid or set apart for payment or distribution on any stock or warrant of the Corporation for any period unless full cumulative dividends through and including the most recent 7.5% Dividend Payment Date in respect of the 7.5% Preferred have been or contemporaneously are declared and paid.

                  As soon as practicable after the declaration of a 7.5% Stock Dividend, the Corporation shall issue and register stock certificates evidencing the shares of 7.5% Preferred (the "Dividend Shares") to which the holders of the 7.5% Preferred are entitled. The Corporation shall pay all documentary stamp taxes that are attributable to the issuance of the Dividend Shares. The Corporation shall reserve and keep available a sufficient number of authorized but unissued shares of 7.5% Preferred to enable the Board of Directors to issue the Dividend Shares.


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                  (b) Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the then outstanding 7.5% Preferred shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, before any payments or distributions are made to, or set aside for, the holders of the Common Stock, or any other equity security of the Corporation, an amount equal to the sum of (x) the stated value of such shares and (y) all cumulative, accrued but unpaid dividends. If the assets of the Corporation are insufficient to pay such amounts in full, then the entire assets of the Corporation shall be distributed pro rata to the holders of shares of the 7.5% Preferred.

                  (c) Voting Rights. The holders of shares of 7.5% Preferred shall not be entitled to any voting rights except as hereinafter provided or as otherwise required by law.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of the 7.5% Preferred at the time outstanding, given in person or by proxy either in writing or by a vote at a meeting called for such purpose at which the holders of such shares shall vote as a separate class without regard to shares of any other class or series, shall be necessary for (i) the creation by the Corporation of any series or class of preferred stock of the Corporation which is on a parity with the 7.5% Preferred as to dividends or upon liquidation, dissolution or winding-up or which provides that any shares of such preferred stock of the Corporation be mandatorily redeemed on the redemption of the 7.5% Preferred, (ii) the Corporation to increase the number of authorized shares of the 7.5% Preferred, and (iii) the Corporation directly or indirectly to redeem, purchase or otherwise acquire for value any preferred stock of any series (other than with respect to the Class B Preferred as provided in Section 1(d) of this Article FOURTH) or stock of any other class, ranking, as to dividends or on liquidation, dissolution or winding up, junior to the 7.5% Preferred.

                  If and whenever at any time or times dividends payable on the 7.5% Preferred pursuant to Section 2(a) of this Article FOURTH shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for any four quarterly periods (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of the 7.5% Preferred shall have the exclusive right, voting separately as a class, to elect directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                  Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the 7.5% Preferred, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of the 7.5% Preferred pursuant to Section 228 of the Delaware General Corporation Law. Such voting right shall continue until such time as all cumulative

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dividends accumulated on the 7.5% Preferred together with additional dividends accrued thereon, if any, shall have been paid in full, at which time such voting right of the holders of the 7.5% Preferred shall terminate, subject to re-vesting in the event of each and every subsequent event of default of the character indicated above.

                  At any time when such voting right shall have vested in the holders of the 7.5% Preferred, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of 25% of the shares of the 7.5% Preferred then outstanding addressed to the Secretary of the Corporation, call a special meeting of holders of the 7.5% Preferred and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place in the City of New York designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 25% of the shares of the 7.5% Preferred then outstanding may designate in writing a holder of the 7.5% Preferred to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 3(c). Any holder of the 7.5% Preferred entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 2(c). Notwithstanding the provisions of this Section 2(c), however, no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  At any meeting held for the purpose of electing directors at which the holders of the 7.5% Preferred shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the 7.5% Preferred shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the 7.5% Preferred having such right shall not prevent the election of directors other than those to be elected by the holders of the 7.5% Preferred and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the 7.5% Preferred entitled to elect such directors and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  The term of office of all directors elected by the holders of the 7.5% Preferred pursuant to this Section 2(c) in office at any time when the aforesaid voting

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rights are vested in the holders of the 7.5% Preferred shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors (it being understood that such successors shall be elected by the holders of the 7.5% Preferred). Upon any termination of the aforesaid voting rights, the term of office of all directors elected by the holders of the 7.5% Preferred pursuant to this Section 2(c) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to this Section 2(c) in case of the future right of the holders of the 7.5% Preferred to elect directors.

                  For the purposes of this Section 2(c) no shares of the 7.5% Preferred held by the Corporation or a subsidiary of the Corporation shall be deemed to be outstanding shares of the 7.5% Preferred.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the 7.5% Preferred at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of such shares shall vote as a separate class without regard to any shares of any other class or series, shall be necessary for (i) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any amendatory certificate thereto so as to amend the rights, preferences, privileges or voting power of shares of the 7.5% Preferred and (ii) authorizing or increasing the authorized amount of any class of stock, or establishing or designating any series of stock, or the issuing or selling of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock of the Corporation, if, in any such case, such class or series of stock ranks prior to the 7.5% Preferred as to dividends or distribution of assets upon liquidation, dissolution or winding up or which provides that any shares of such class or series of stock be mandatorily redeemed prior to the redemption of the 7.5% Preferred.

                  (d) Conversion at the Option of the Holder. Subject to the provisions of Section 2(f) of this Article FOURTH, the holders of the 7.5% Preferred shall be entitled at any time and from time to time to convert the 7.5% Preferred into shares of Common Stock.

                  (e) Conversion at the Option of the Corporation. At any time subsequent to the date upon which the per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from time to time be traded) has been greater than $6.00 for 20 trading days in a 30 consecutive trading day period, the Corporation shall have the right to require the conversion of the 7.5% Preferred subject to the provisions of Section 2(f) of this Article FOURTH. In case the Corporation shall have taken any of the steps described in Section 2(g) of this Article FOURTH during such period, then such price shall be adjusted as provided for in, or as may be appropriate pursuant to the provisions of, such Section. The Corporation shall provide holders of the 7.5% Preferred with at least 30 days written notice of the date upon which conversion of the 7.5% Preferred is required by the Corporation pursuant to this Section 2(e) (the "7.5% Conversion Date").

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Upon the 7.5% Conversion Date, the holders of the 7.5% Preferred shares which are to be converted (the "7.5% Conversion Shares") shall deliver certificates for their shares to the Corporation against delivery of appropriate documentation for the securities into which they are to be converted. Dividends shall cease to accrue on the 7.5% Conversion Shares on the day following the 7.5% Conversion Date whether or not the certificates therefor are delivered to the Corporation.

                  (f) Conversion Terms and Procedures. Each share of 7.5% Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into a number of shares of Common Stock determined by dividing the stated value of the share by the Conversion Price.

                  The "Conversion Price" shall be $5.00 at all times except during the Conversion Window (as defined hereafter), if one should occur, and shall be subject to adjustment from time to time as provided herein. During the Conversion Window, the Conversion Price shall be an amount equal to the average per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from time to time be traded) on each of the 20 trading days immediately preceding the Conversion Window; provided, however, that the Conversion Price shall not be less than $2.50, subject to adjustment from time to time as provided for in the next sentence. In case the Corporation shall have taken any of the steps described in Section 2(g) of this Article FOURTH during such period, then such Conversion Price shall be adjusted as provided for in, or as may be appropriate pursuant to the provisions of, such Section.

                  The "Conversion Window" shall occur only if the per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from to time be traded) has never been $5.00 or more on 20 trading days during any 30 consecutive trading day period occurring prior to September 24, 1998. The Conversion Window shall be a 60-calendar-day period beginning on September 24, 1998.

                  The conversion of the 7.5% Preferred shall be effected by the surrender to the Corporation of the certificates representing the shares of the 7.5% Preferred to be converted at the principal office of the Corporation's transfer agent at any time during its usual business hours, together with written notice by the holder specifying the number of shares represented by such certificate or certificates to be so converted. The notice shall also state the name or names (and addresses) and denominations in which the certificate or certificates shall be issued for the shares of Common Stock to be delivered upon such conversion and shall include instructions for delivery thereof.

                  Surrender of such certificates together with such notice shall obligate the Corporations to deliver, in accordance with such instructions, the certificate or certificates for the Common Stock deliverable upon such conversion and, in the event that only a part of the shares of the 7.5% Preferred evidenced by such certificate or certificates are converted, the Corporation shall deliver a certificate evidencing the number of shares of the 7.5% Preferred that are not converted. The Corporation shall make such deliveries as soon as practicable after the surrender of the certificate or certificates evidencing shares

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
of the 7.5% Preferred for conversion and shall pay all accrued but unpaid dividends on the 7.5% Preferred. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the person or persons in whose name or names any certificate or certificates for such shares are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                  (g) Anti-dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 2(g), and as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required hereby.

                  (i) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case, at any time or from time to time, the Corporation shall

                  - take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock or other securities of convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to be distributed) (collectively, a "Dividend") or

                  - subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock (a "Subdivision"), or

                  - combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a "Combination"),

then the Conversion Price in effect immediately prior to such Subdivision or at the record date of such Dividend shall, simultaneously with the effectiveness of such Subdivision or immediately after the record date of such Dividend, be proportionately reduced, and conversely, in the case of a Combination, the Conversion Price in effect immediately prior to such Combination shall simultaneously with the effectiveness of such Combination, be proportionately increased.

                  Any adjustment to the Conversion Price under this Section 2(g)(i) shall become effective at the close of business on the record date for such Dividend or on the date such Subdivision or Combination referred to herein becomes effective, as the case may be.

                  (ii) CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case, at any time or from time to time, the Corporation shall make or issue or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of

                  - any evidence of its indebtedness, any shares of its stock (other than Common Stock) or any other securities or property of any nature whatsoever (other than cash), or

                  - any warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever,

then, and in each such event, the holder shall be entitled to receive upon conversion of the shares of 7.5% Preferred such evidence of indebtedness, shares of stock, warrants or other rights or any other securities or property of any nature whatsoever as the holder would have actually been entitled to as a holder of Common Stock if the holder had exercised the conversion rights immediately prior thereto. Such evidence of indebtedness, shares of stock, warrants or other rights or any other securities or other property shall be paid to the holder at the time of delivery by the Corporation of the certificate or certificates for the Common Stock deliverable upon conversion of the 7.5% Preferred. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, this shall be deemed a Subdivision or Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 2(g)(i) of this Article FOURTH.

                  (iii) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provision shall be applicable to the making of adjustments of the number of shares of Common Stock to which the holder shall be entitled upon conversion as provided for in this Section 2(g):

                  - When Adjustments to be Made. The adjustments required shall be made whenever and as often as required. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  - Fractional Interests. In computing adjustments under this
         Section 2(g), fractional interests in Common Stock shall be taken into account to the nearest one-tenth of a share.

                  - When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution thereof to stockholders, abandon its plan to pay or deliver such dividend or distribution under circumstances such that it shall not have become (or shall no longer remain) obligated under applicable law to pay or deliver the same, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (iv) CHANGES IN CAPITAL STOCK. In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale or other disposition of all or substantially all of the Corporation's assets or capital reorganization), in which previously outstanding Common Stock shall be changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as a "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provision shall be made so that the holder, upon conversion at any time on or after the consummation of the Transaction, shall be entitled to receive the highest amount of securities, cash or other property to which the holder would actually have been entitled as a holder of Common Stock upon the consummation of the Transaction if the holder had converted immediately prior thereto (subject to adjustments from and after the consummation of the Transaction as nearly equivalent as possible to the adjustment provided for in this Section 2(g) (including, without limitation, provisions for adjustments of the Conversion Price)).

                  (v) SALE OF ADDITIONAL SHARES. If at any time or from time to time the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock and other than as a subdivision or combination of shares of Common Stock as provided in Section 2(g)(i) of this Article FOURTH, for a consideration per share less than the Then Existing Market Price (as hereinafter defined), then, and in each such case, the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by dividing (A) an amount equal to the sum of (1) the Conversion Price immediately prior to such issue or sale multiplied by the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (2) the aggregate consideration, if any, received or to be received by the Corporation upon such issue or sale, by (B) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to the issuance of such Additional Shares of Common Stock. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued upon the conversion of the 7.5% Preferred. "Then Existing Market Price" as used in this Section shall mean the per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from time to time be traded) on the day next preceding the date of such issue or sale of Additional Shares of Common Stock.

                  For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock to be issued upon conversion of the 7.5% Preferred, as provided above, the consideration received by the Corporation for any issue or sale of any securities shall:

                  - To the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any expenses payable directly or indirectly by the Corporation and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issue or sale;

                  - To the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; provided, however, that such fair market value as determined by such Board of Directors, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and

                  - If Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors of the Corporation to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  For the purpose of making any adjustment in the Conversion Price provided in this Section, if at any time, or from time to time, the Corporation issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as "Convertible Securities") or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, if the Effective Conversion Price (as hereinafter defined) of such Rights or Convertible Securities shall be less than the Conversion Price immediately prior to the issuance of such Rights or Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. For the purposes of this Section, "Effective Conversion Price" shall mean an amount equal to the sum of the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any one Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities.

                  (vi) OTHER DILUTING EVENTS. In case any event shall occur as to which the provisions of this Section 2(g) are not strictly applicable but the failure to make any adjustment would not in the opinion of the holders fairly protect the rights of the holders in accordance with the essential intent and principles of this Section, then, in each such case, upon the written request of the holders of at least 25% of all of the shares of the 7.5% Preferred at the time outstanding, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section, necessary to preserve, without dilution of the rights of the holders. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the holders and shall make the adjustments described therein.

                  (vii) NO DILUTION OR IMPAIRMENT. The Corporation shall not, by amendment of this Certificate of Incorporation or through any consolidation, merger, reorganization, recapitalization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2(g), but shall at all times in good faith use its best efforts to assist in carrying out all of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against dilution or other impairment.

                  (viii) COMMON STOCK. "Common Stock" as used in this Section 2(g) shall mean any shares of any class of the Corporation's capital stock other than the Corporation's preferred stock; provided that such class of preferred stock has a fixed limit on dividends and a fixed amount payable in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The Common Stock issuable upon conversion of the 7.5% Preferred, however, shall be the Common Stock of the Corporation as constituted on the date hereof, except as otherwise provided in this Section 2(g).

                  (ix) ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the 7.5% Preferred, the Corporation, at its expense, shall cause the independent public accountants then auditing the books of the Corporation to compute such adjustment or readjustment in accordance with this Article and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the 7.5% Preferred at the holder's address as shown on the Corporation's stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Conversion Price at the time in effect for the 7.5% Preferred, and (C) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the 7.5% Preferred. Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 2(g)(x) of this Article FOURTH.

                  (x) NOTICES OF RECORD DATE. In the event the Corporation shall propose to take any action of the type or types requiring an adjustment to the Conversion Price or the number or character of the 7.5% Preferred as set forth herein, the Corporation shall give notice to the holders of the 7.5% Preferred in the manner set forth in Section 2(g)(ix) of this Article FOURTH, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the 7.5% Preferred. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                  (xi) PAYMENT OF TAXES. The Corporation shall pay all documentary stamp taxes that are attributable to the issuance of shares of Common Stock or other securities or property upon conversion of shares of the 7.5% Preferred.

                  (xii) SURRENDERED SHARES. All certificates representing the 7.5% Preferred surrendered for conversion or redemption shall be appropriately canceled on the books of the Corporation, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of the 7.5% Preferred of the Corporation, but may not be reissued as part of the 7.5% Preferred.

                  (xiii) CLOSING OF BOOKS. The Corporation will not close its transfer books against the transfer of any shares of the 7.5% Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of the 7.5% Preferred in any manner that interferes with the timely conversion of such 7.5% Preferred, except as may otherwise be required to comply with applicable securities laws.

                  (h) Redemption of the 7.5% Preferred. The Corporation shall have the right to redeem any or all of the outstanding shares of the 7.5% Preferred at any time and from time to time at the stated value of such shares payable in cash together with any accrued but unpaid dividends thereon. In the event the Corporation shall redeem shares of the 7.5% Preferred, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date (the "7.5% Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of the 7.5% Preferred to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the 7.5% Redemption Date, (ii) the number of shares of the 7.5% Preferred to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder, (iii) the redemption price (including accrued but unpaid dividends), (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed will cease to accrue on the day following the 7.5% Redemption Date unless the Corporation defaults in making such payment.

                  Upon the 7.5% Redemption Date, the holders of the 7.5% Preferred shares which are to be redeemed (the "7.5% Redemption Shares") shall deliver certificates for those shares to the Corporation against payment of the redemption price. Unless the Corporation shall default in the making of such payment, dividends shall cease to accrue on the 7.5% Redemption Shares on the day following the 7.5% Redemption Date whether or not the certificates therefor are delivered to the Corporation.

                  If less than all of the shares of the 7.5% Preferred are to be redeemed, the Corporation shall select the shares of the 7.5% Preferred to be redeemed in whole shares on a pro rata basis (or as close thereto as practical).

                  3. Common Stock and Class B Common Stock.

                  (a) Except as otherwise provided in this Section 3, all shares of common stock of whatever class or series shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  (b) Holders of shares of Common Stock shall be entitled to one vote per share registered on the books of the Corporation on matters submitted to stockholders. Holders of shares of Class B Common Stock shall be entitled to one vote per share registered on the books of the Corporation on matters submitted to stockholders. Except as otherwise required by law, holders of Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to stockholders.

                  (c) In the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, subject to the proviso below and subject to the rights of the holders of the Class A Preferred, the Class B Preferred, the 7.5% Preferred and any other class or series of stock ranking senior to the Common Stock or the Class B Common Stock as to liquidation preferences, the holders of shares of Common Stock and Class B Common Stock then outstanding shall be entitled to share ratably, according to the number of shares held, in the distribution of assets; provided, however, that any such distribution of assets to holders of shares of Class B Common Stock shall be limited to an amount equal to $.01 per share.

                  4. Additional Preferred Stock

                  (a) The Additional Preferred Stock may be issued from time to time in one or more series, with such distinctive designation or title and in such number of shares as may be fixed by resolution of the Board of Directors without further action by stockholders. The Board of Directors is expressly granted authority to establish, by resolution or resolutions adopted before the issuance of any shares of a particular series of

Additional Preferred Stock, the powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof, including but not limited to the following:

         (i) The voting powers, full, special or limited, or no voting powers, of such series of Additional Preferred Stock;

         (ii) The rate, terms and conditions on which dividends, if any, shall be paid, whether such dividends will be cumulative and what preference such dividends have in relation to the dividends on other series or classes of stock;

         (iii) The rights, terms and conditions, if any, for conversion of such series of Additional Preferred Stock into shares of other series or classes of stock;

         (iv) Any right of the Corporation to redeem the shares of such series of Additional Preferred Stock, and the price, time and conditions of such redemption, including the provisions for any sinking fund; and

         (v) The rights of holders of such series of Additional Preferred Stock upon liquidation, distribution of assets, consolidation or sale of assets by the Corporation.

         (b) Unless the Board of Directors otherwise provides in the resolution establishing a series of Additional Preferred Stock, upon repurchase by the Corporation, redemption or conversion, the shares of Additional Preferred Stock shall revert to authorized but unissued shares and may be reissued as shares of any series of Additional Preferred Stock.

         (c) In case the stated dividends and the amounts payable on liquidation are not paid in full, each share of any series of Additional Preferred Stock shall share ratably with each other share of any series of Additional Preferred Stock, but not with any shares of Common Stock, (a) in the payment of dividends, including cumulations, if any, in accordance with the sums which would be payable on such share if all dividends were declared and paid in full and (b) in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

         (d) The holders of Additional Preferred Stock shall be entitled to receive when and as declared by the Board of Directors, but only out of assets legally available for the payment of dividends, cash dividends at the annual rate of each series fixed by the Board of Directors at the time of the original authorization of the issue of the shares of such series.

         (e) So long as any share of Additional Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment any dividends (other than dividends payable in Common Stock) on the Common Stock, make any other distributions on the Common Stock, or redeem, purchase or otherwise acquire for consideration or permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any Common Stock unless all accrued dividends of the

Additional Preferred Stock of all series, including any unpaid cumulative dividends thereon, but without interest, shall have been paid and full dividends thereon for the then current dividend period shall have been paid or declared, and a sum sufficient for the payment thereof set apart. Notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Common Stock in exchange for, or out of the net proceeds from the sale or other use of, other shares of Common Stock.

         (f) In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, but before any distribution or payment shall be made to the holders of the Common Stock, the holders of each series of Additional Preferred Stock shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of shares of such series and, in the case of each share of Additional Preferred Stock having cumulative dividend rights, an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon, but without interest, to the date fixed for such distribution or payment.

         5. Series A Convertible Additional Preferred Stock

                  (a) Designation and Amount. There shall be a series of Additional Preferred Stock, designated as "Series A Convertible Additional Preferred Stock," and the number of shares constituting such series shall be 234,900, each share having a stated value upon issuance of $10.00. Such series is referred to herein as the "Series A Preferred."

                  (b) Rank. As to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of Series A Preferred shall rank prior to all of the Corporation's Common Stock, Class B Common Stock, and the Series B Preferred, shall rank equal to any other hereinafter issued series of Additional Preferred Stock (other than the Series B Preferred), and shall be subordinate to all of the Corporation's 7.5% Preferred and the Class B Preferred.

                  (c) Dividends. The holders of record of shares of the Series A Preferred shall be entitled to receive dividends, out of funds legally available therefor, at a rate of 6% of the stated value per annum. Dividends on the Series A Preferred shall commence to accrue on September 30, 1993, and shall accrue cumulatively and be added to the stated value on a daily basis whether or not earned or expressly declared by the Board of Directors.

                  (d) Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of each share of the then outstanding Series A Preferred shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the then stated value of each share of Series A Preferred, before any payments or distributions are made to, or set aside for, any other equity security of the Corporation other than the holders of the 7.5% Preferred, the Class

B Preferred and any other series of Additional Preferred Stock. If the assets of the Corporation are insufficient to pay such amounts in full, then the entire assets of the Corporation shall first be distributed to the holders of the 7.5% Preferred, the Class B Preferred, the Series A Preferred and then, pro rata, to the holders of shares of any other series of Additional Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity, nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation for purposes of this paragraph (d).

                  (e) Conversion. On September 30, 1994, each holder of the Series A Preferred shall automatically, without any action being required on the part of such holder, have one-third of each such holder's holdings of Series A Preferred (the "First Conversion Allotment") converted into a number or shares of Common Stock of the Corporation determined by dividing the then stated value of the shares by the Series A Conversion Price. On September 30, 1995, each holder of the Series A Preferred shall automatically, without any action being required on the part of such holder, have one-half of each such holder's holdings of Series A Preferred (the "Second Conversion Allotment") converted into a number of shares of Common Stock determined by dividing the then stated value of the shares by the Series A Conversion Price. On September 30, 1996, all shares of the Series A Preferred that remain outstanding (the "Final Conversion Allotment") shall automatically, without any action being required on the part of the holders thereof, be converted into a number of shares of Common Stock determined by dividing the then stated value of the shares by the Series A Conversion Price. Each of September 30, 1994, September 30, 1995 and September 30, 1996 is referred to herein as a "Conversion Date." The "Series A Conversion Price" shall be an amount equal to the average of the per-share closing prices (regular way) for a round lot of the Common Stock on the American Stock Exchange (or, if the Common Stock is then not listed for trading on the American Stock Exchange, such other exchange or system on which the Common Stock shall from time to time be traded) on each of the five trading days immediately preceding a Conversion Date.

                  Promptly upon the occurrence of a Conversion Date, the Corporation, or its stock transfer agent at the direction of the Corporation, shall give notice by first class mail, postage prepaid, to each holder of record on the Conversion Date of the Series A Preferred at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of conversion shall specify the Conversion Date and the number of shares of Common Stock into which such shares of Series A Preferred have been converted, and be accompanied by certificates representing the number of full shares of Common Stock into which such Series A Preferred has been converted, registered in the same name and address in which such Series A Preferred is then registered, and any cash adjustment in lieu of fractional shares as hereinafter provided.

                  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any of the shares of outstanding Series A Preferred shall not affect the validity of the proceedings for the conversion of any of the shares of Series A Preferred.

Within 5 days following receipt of such notice, holders of shares of Series A Preferred shall surrender the certificate or certificates for such shares of Series A Preferred at the office of the Corporation or the Corporation's stock transfer agent, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                  Subject to the provisions hereof, such conversion shall be deemed to have been made as of the Conversion Date, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. If more than one certificate representing shares of Series A Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion or any shares of Series A Preferred, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Series A Conversion Price per share of Common Stock.

                  The Corporation shall at all times receive and keep available, out of its authorized and unissued stock, solely for the purpose of affecting the conversion of the Series A Preferred, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred.

                  The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of any shares of Series A Preferred. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (f) Redemption. The Corporation shall have the right to redeem the First Conversion Allotment at any time prior to September 20, 1994, the Second Conversion Allotment at any time prior to September 20, 1995 and the Final Conversion Allotment at any time prior to September 20, 1996 at the liquidation value (initial stated value plus all accrued but unpaid dividends) of such shares payable in cash. In the event the Corporation shall redeem any such shares of Series A Preferred, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date (the "Redemption Date") to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder where notice was defective. Each such notice shall state: (i) the Redemption Date, (ii) the redemption price, (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (iv) that dividends on the shares to be redeemed will cease to accrue on the day following the Redemption Date unless the Corporation defaults in making payment of the redemption price.

                  Upon the Redemption Date, the holders of the Series A Preferred shares which are to be redeemed (the "Redemption Shares") shall deliver certificates for their shares to the Corporation against payment of the redemption price. Unless the Corporation shall default in the making of such payment, dividends shall cease to accrue on the Redemption Shares on the day following the Redemption Date whether or not the certificates therefor are delivered to the Corporation.

                  (g) Voting Rights. The holders of the Series A Preferred shall not have any voting rights except as may be required by law.

                  (h) Status of Acquired Shares. Shares of Series A Preferred received by the Corporation pursuant to paragraph (e) or (f) hereof, or otherwise acquired by the Corporation, will be restored to the status of authorized and unissued shares of Additional Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred.

                  (i) Preemptive Rights. The Series A Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.


         6. Series B Convertible Additional Preferred Stock

                  (a) Designation and Amount. There shall be a series of Additional Preferred Stock designated as "Series B Convertible Additional Preferred Stock," and the number of shares constituting such series shall be 634,900, each share having a stated value upon issuance of $10.00. Such series is referred to herein as the "Series B Preferred."

                  (b) Rank. As to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of Series B Preferred shall rank prior to all of the Corporation's Common Stock, and Class B Common Stock, and shall be subordinate to all of the Corporation's 7.5% Preferred, Class B Preferred, Series A Preferred, and any series of Additional Preferred Stock hereinafter issued.

                  (c) Dividends. The holders of record of shares of the Series B Preferred shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of 5% of the stated value per annum from February 16, 1995 through February 16, 1998 provided, however, that Aegis Safety Holdings, Inc. shall have achieved at least One Million Dollars ($1,000,000) of earnings (as computed in accordance with generally accepted accounting principles consistently applied) before deduction for interest expense and taxes (as computed in accordance with generally accepted accounting principles consistently applied) ("EBIT") during the fiscal year (or portion thereof) in question for which the dividend computation is being made, and 7% of the stated value per annum from February 17, 1998 through February 16, 2000 regardless of the EBIT of Aegis Safety Holdings, Inc., each payable in cash in arrears.

                  Dividends on the Series B Preferred shall be payable each year in one annual installment on the last day of March (the "Series B Dividend Payment Date") when and as declared by the Board of Directors to holders of record as they appear on the records of the Corporation on such date (not exceeding 60 days preceding such Series B Dividend Payment Date) as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared by the Board and paid at any time out of funds legally available therefor, without reference to any regular Series B Dividend Payment Date, to holders of record on such date (not exceeding 60 days preceding the payment date thereof) as may be fixed by the Board of Directors. Dividends payable on the Series B Preferred shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (d) Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of each share of the then outstanding Series B Preferred shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the then stated value of each share of Series B Preferred, before any payments or distributions are made to, or set aside for, any other equity security of the Corporation other than the holders of the 7.5% Preferred, the Class B Preferred, the Series A Preferred and any other series of Additional Preferred Stock. If the assets of the Corporation are insufficient to pay such amounts in full, then the entire assets of the Corporation shall first be distributed to the holders of the 7.5% Preferred, the Class B Preferred, the Series A Preferred and then, pro rata, to the holders of shares of any other series of Additional Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph (d).

                  (e) Voting Rights. Each share of Series B Preferred shall be entitled to a number of votes equal to the number of shares of Common Stock that such share of Series B Preferred is convertible into based on the then existing Series B Conversion Price. The existing Series B Conversion Price is subject to adjustment as per the provisions of paragraph (i). Except as provided by law or by the rules of the American Stock Exchange, the holders of the Series B Preferred shall vote together with the holders of the Common Stock (any other class or series which may be similarly entitled to vote with the shares of Common Stock) as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (f) Conversion at the Option of the Holders. Subject to the provisions of paragraph (h) hereof, each holder of the Series B Preferred shall be entitled at any time and from time to time to convert any or all of his outstanding shares of Series B Preferred into shares of Common Stock. Each holder of the Series B Preferred wishing to convert such shares shall provide the Corporation with written notice (given by first-class mail, postage prepaid) of his desire to convert all or part of his shares of Series B Preferred into shares of Common Stock pursuant to this paragraph (f) and shall deliver certificates for his shares of Series B Preferred to be converted to the Corporation against delivery of appropriate documentation for the shares of Common Stock into which they are to be converted together with accrued but unpaid dividends through the conversion date.

                  (g) Conversion at the Option of the Corporation. At any time subsequent to the date upon which the per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from time to time be traded) has been greater than $6.66 for 20 trading days in a 30 consecutive trading day period, the Corporation shall have the right to require the conversion of all of the outstanding shares of Series B Preferred at the Series B Conversion Price and subject to the provisions of paragraph (h) hereof. In case the Corporation shall have taken any of the steps described in paragraph (i) hereof during such period, then such Series B Conversion Price shall be adjusted as provided for in, or as may be appropriate pursuant to the provisions of, such paragraph. The Corporation shall provide the holders of the Series B Preferred shares which are to be converted (the "Series B Conversion Shares") with at least 30 days written notice of the date upon which conversion of the Series B Preferred is required by the Corporation pursuant to this paragraph (g) (the "Series B Conversion Date"). Such notice shall be given by first-class mail, postage prepaid, mailed to each holder of record of the Series B Conversion Shares at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the conversion of any Series B Conversion Shares except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state (i) the Series B Conversion Date, (ii) the number of Series B Conversion Shares, (iii) the stated value and the Series B Conversion Price,
(iv) the number of shares of Common Stock to be received upon conversion, (v) the place or places where certificates for such shares are to be surrendered for conversion, and (vi) that dividends on the shares to be converted will cease to accrue on the day following the Series B Conversion Date whether or not the certificates therefor are delivered to the Corporation. Upon the Series B Conversion Date, the holders of the Series B Conversion Shares shall deliver certificates for their shares to the Corporation against delivery of appropriate documentation for the shares of Common Stock into which they are to be converted together with accrued but unpaid dividends through the Series B Conversion Date. Dividends shall cease to accrue on the Series B Conversion Shares on the day following the Series B Conversion Date whether or not the certificates therefor are delivered to the Corporation.

                  (h) Conversion Terms and Procedures. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into a number of shares of Common Stock determined by dividing the stated value of the share by the Series B Conversion Price. The " Series B Conversion Price" shall be $6.66 (subject to adjustment from time to time as provided in paragraph (i) hereof).

                  Surrender of certificates for the shares of Series B Preferred to be converted together with the notice referred to in paragraph (g) hereof stating the number of shares of Series B Preferred such holder wishes to convert shall obligate the Corporation to deliver, in accordance with the holder's instructions, the certificate or certificates for the Common Stock deliverable upon such conversion and, in the event that only a part of the shares of the Series B Preferred evidenced by such certificate or certificates are converted, the Corporation shall deliver a certificate evidencing the number of shares of the Series B Preferred that are not converted. The Corporation shall make such deliveries as soon as practicable after the surrender of the certificate or certificates evidencing shares of the Series B Preferred for conversion and shall pay all accrued but unpaid dividends on the Series B Preferred. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the person or persons in whose name or names any certificate or certificates for such shares are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof. All shares of Common Stock issued will be validly issued, fully paid and nonassessable.

                  (i) Anti-dilution Provisions. The Series B Conversion Price shall be subject to adjustment from time to time in the following events and manners, and as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required hereby.

                  In the event of

                  (A) a stock split or other subdivision or a combination of outstanding shares of Common Stock, the Series B Conversion Price shall be increased or decreased in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

                  (B) the reclassification of the Company's capital stock or any other similar event with respect to the Company's capital stock (other than a change in par value or as a result of a stock split or other subdivision or combination of the outstanding shares of Common Stock) or the consummation by the Company of a business combination in which the Company is not the surviving party (each an "Extraordinary Corporate Transaction"), upon conversion of any shares of Series B Preferred, the holder thereof shall be entitled to receive the same kind and number of shares of stock and other securities, cash or other property as would have been distributed to the holder in connection with such Extraordinary Corporate Transaction had such holder converted such shares of Series B Preferred prior to such Extraordinary Corporate Transaction and prior to the record date for any distribution in connection therewith to holders of Common Stock. As a condition precedent to any Extraordinary Corporate Transaction, the Company shall make adequate provision to assure the rights of the holders of the Series B Preferred as provided for herein, including, without limitation, the express written assumption by the surviving party, if any, of the Company's obligations pursuant hereto.

The adjustments provided for in clauses (A) and (B) of this paragraph (i) shall be effective upon the record date for determining the holders of Common Stock for any dividend or other distribution referred to in such clauses or, if earlier, upon the occurrence of the events specified in such clauses.

                  Upon the occurrence of any event referred to in this paragraph
(i) which requires an adjustment in the Series B Conversion Price, the Corporation shall give prompt written notice thereof to the holders of the Series B Preferred, which notice shall state the Series B Conversion Price both before and after any adjustment thereto as a result of such event and set forth in reasonable detail the calculation of such Exercise Price, as adjusted, and the facts upon which such adjustment and calculation are based.

                  (j) Mandatory Redemption. The Corporation shall redeem all of the outstanding shares of the Series B Preferred on February 15, 2000 (the "Series B Redemption Date") in cash or in Common Stock at the option of the Corporation, in either case, together with any accrued but unpaid dividends through the Series B Redemption Date. If the shares of Series B Preferred to be redeemed are to be paid in cash, the redemption price per share shall be equal to the Series B Conversion Price on the Series B Redemption Date. If the shares of Series B Preferred to be redeemed are to be paid in Common Stock, the number of shares of Common Stock to be paid upon redemption of each share of Series B Preferred (the "Redemption Shares") shall be determined by dividing the stated value of the shares by the Series B Conversion Price on the Series B Redemption Date. In addition, if the shares of Series B Preferred to be redeemed are to be paid in Common Stock and if the per-share closing price (regular way) on the American Stock Exchange for a round lot of the Common Stock on the Series B Redemption Date (the "Redemption Date Closing Price") is less than 95% of the Series B Conversion Price on the Series B Redemption Date, each holder of Series B Preferred shall be entitled to receive on the Series B Redemption Date such number of additional shares of Common Stock determined by multiplying (x) the difference between 95% of the Series B Conversion Price on the Series B Redemption Date and the Redemption Date Closing Price and (y) the aggregate number of Redemption Shares to which such holder is entitled, and dividing the product thereof by the Redemption Date Closing Price. No fractional shares shall be issued, but a cash payment in an amount equal to the value of such fractional share shall be made in lieu thereof.

                  Notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than five days nor more than 15 days prior to the Series B Redemption Date, to each holder of record of the outstanding shares of Series B Preferred at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the outstanding shares of the Series B

Preferred. Such notice shall state (i) the Series B Redemption Date, (ii) the number of shares of the Series B Preferred to be redeemed, (iii) whether the redemption price will be paid in cash or Common Stock, (iv) the stated value and the estimated Series B Conversion Price on the Series B Redemption Date, (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (vi) that dividends on the shares to be redeemed will cease to accrue on the day following the Series B Redemption Date.

                  On or before the Series B Redemption Date, the holders of the outstanding shares of Series B Preferred shall deliver certificates for such shares to the Corporation against payment of the redemption price. Dividends shall cease to accrue on the outstanding shares of Series B Preferred on the day following the Series B Redemption Date whether or not the certificates therefor are delivered to the Corporation.

                  (k) Status of Acquired Shares. Shares of Series B Preferred received by the Corporation pursuant to paragraph (f), (g) or (j) hereof, or otherwise acquired by the Corporation, will be restored to the status of authorized and unissued shares of Additional Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred.

                  (l) Preemptive Rights. The Series B Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  FIFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional, misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  Indemnification. Except as prohibited by Section 145 of the Delaware General Corporation Law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Corporation other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein,

"expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                  Insurance; Other Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article FIFTH. The Corporation may make other financial arrangements, which may include, among other things, a trust fund, program of self-insurance, grant of a security interest or other lien on any assets of the Corporation, or establishment of a letter of credit, guaranty or surety, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of the stockholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption of this Article FIFTH whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal."

         4. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

         5. This Restated Certificate of Incorporation shall be effective on October 31, 1996.






                  IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Rakesh K. Kaul its President and Chief Executive Officer, and attested by Edward J. O'Brien, its Secretary, this 28th day of October, 1996.




                            HANOVER DIRECT, INC.



                            By:  /s/Rakesh K. Kaul
                                 --------------------------------------------
                                 Name:  Rakesh K. Kaul
                                 Title: President and Chief Executive Officer




ATTEST:

By:  /s/Edward J. O'Brien
     -----------------------------------
     Name:  Edward J. O'Brien
     Title: Secretary